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                                                                   Exhibit 10.11

                       THE NORTH AMERICAN COAL CORPORATION
                           VALUE APPRECIATION PLAN FOR
                               YEARS 2000 TO 2009

                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

1.   PURPOSE OF THE PLAN

     The purpose of this Value Appreciation Plan ("VAP" or the "Plan") is to further the long-term profits and growth of The North American Coal Corporation (the "Company") by offering long-term incentive to those officers and key management employees of the Company and its Subsidiaries who will be in a position to make significant contributions to such profits or growth. This incentive is in addition to annual compensation and is intended to reflect growth in the value of the Company.

2.   AMERICAN JOBS CREATION ACT (AJCA)

     (a) Due to the ability of the Committee to reduce the vested amounts previously credited to a Participant's VAP Account hereunder (as specified in Sections 5.3 and 8 of the Plan), none of the amounts that are credited to a Participant's VAP Account are "grandfathered" under Code Section 409A (as enacted by the AJCA). As such, all amounts payable under the Plan are subject to the provisions of Code Section 409A, as enacted by the AJCA. It is intended that the Plan be administered in accordance with the requirements of Code Section 409A, so as to prevent the inclusion in gross income of any amount credited to a Participant's VAP Sub-Account hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to the Participant.

2.   DEFINITIONS

     (a) "Account" means the account established in accordance with Section 7 hereof to reflect the Participant's interest under the Plan.

NA Coal VAP/Jobs Act Restatement

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     (b)  "Award" means an award of a VAP Amount under the provisions of the
          Plan.

     (c) Committee" shall mean the Compensation Committee of the Company's Board of Directors appointed to administer the Plan in accordance with
          Section 3.

     (d) "Current Projects" shall mean the Company's existing projects, such as Coteau, Falkirk, Sabine, Red River Mining, Mississippi Lignite Mining, San Miguel, Florida Dragline Operations, and interest income from notes receivable.

     (e) "New Projects" shall mean any new mining activities or projects, such as the Dos Republicas Project, the Jayamkondam Project (India), Guney Ege Enerji Project (Turkey), expansions at current operations, and other new projects and activities.

     (f) "Plan Term" shall mean the ten (10) year period from January 1, 2000 through December 31, 2009.

     (g) "Salary Grade" shall mean the salary grade assigned to a Plan Participant by the Company.

     (h) "Subsidiary" shall mean any corporation, partnership or other entity the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company.

     (i) "Value Appreciation" shall mean an amount equal to after-tax net income less a capital charge which is ten percent (10%) of the book value of the entity.

     (j) "VAP Amount" shall mean a Plan Participant's VAP Target Amount times a VAP Multiplier, as determined in accordance with Section 8.

     (k) "VAP Goals for Current Projects" shall mean the expected Value Appreciation for the Company and its Subsidiaries over the Plan Term as determined by the Committee.


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     (l)  "VAP Goal for New Projects" shall be the cumulative amount of Value
          Appreciation to be obtained over the Plan Term from New Projects, as determined by the Committee.

     (m) "VAP Multiplier" shall mean a factor based on VAP Ratio as further described herein.

     (n) "VAP Percentage" shall mean a percentage of the Plan Participant's salary range midpoint, and shall be determined for each Plan Participant by the Committee.

     (o) "VAP Ratio" shall mean a factor determined based on actual performance versus VAP Goals as further described herein.

     (p) "VAP Target Amount" shall mean (i) a dollar amount equal to the VAP Percentage for a Plan Participant's Salary Grade times the Plan Participant's salary range midpoint or (ii) such amount as otherwise determined by the Committee.

     (q) "VAP Targets for New Projects" shall mean those targets calculated based on the expected capital investment and income projections that are used, in good faith as realistic best estimates, to obtain Management approval of the New Project.

     (r) "Disability" or "Disabled." A Participant shall be deemed to have a "Disability" or be "Disabled" if the Participant is determined to be totally disabled by the Social Security Administration or if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or
          (ii) is, by reason of any medically determinable physical or mental impairment which can be expected


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          to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an employer-sponsored accident and health plan.

     (s) "Key Employee" shall mean a key employee, as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof) of the Company or a Subsidiary (or related entity) so long as the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Employee's Separation From Service. Key Employees are identified on a controlled group-wide basis and include non-resident alien employees (whether or not such employees are eligible to participate in the Plan). The selected identification date for Key Employees is December 31st. As such, any employee who is classified by the Company as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing the following April 1st. The Company shall have the sole and absolute discretion to classify employees as Key Employees hereunder. To the extent determined by the Company, such classification may include up to 75 highly compensated employees (including some who do not meet the statutory requirements of a Key Employee) as long as such determination is made in a consistent, reasonable and good faith manner.

     (t) "Separation From Service" means a separation of service as defined in Code Section 409A (and the regulations and guidance issued thereunder).

     (u) "Unforeseeable Emergency" shall mean an event which results in a severe financial hardship to the Participant as a consequence of (i) an illness or accident


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          of the Participant, the Participant's spouse or a dependent within the meaning of Code Section 152(a), (ii) loss of the Participant's property due to casualty or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

3.   ADMINISTRATION

     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of the Plan. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company and its Subsidiaries, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.   ELIGIBILITY

     Any person who is classified as a salaried employee of the Company or any Subsidiary (including any Subsidiary acquired after adoption of this Plan) generally at a Salary Grade no lower than 16, who in the judgment of the Committee occupies an officer or other key management position in which his efforts may significantly contribute to the profits or growth of the Company or Subsidiary may receive an Award under this Plan. Directors of the Company or any Subsidiary who are not also classified as employees of the Company or any Subsidiary are


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not eligible to participate in this Plan. Any person receiving an Award shall be referred to as a "Participant."

5.   VAP AMOUNTS

     5.1 Awards. As to each Award under this Plan, the Committee shall determine and approve (a) the VAP Target Amount that may be awarded for each Salary Grade,
(b) the employees to whom VAP Amounts are to be awarded and (c) the VAP Amount to be awarded to each individual employee. All Awards under this Plan shall be effective as of January 1 of the year determined by the Committee. Each Award shall vest and the amount represented thereby shall be payable upon the terms and conditions set forth in Section 5.2.

     5.2 Vesting; Payment of VAP Amounts.

     (a) Each Participant's interest in his VAP Account under this Plan shall vest at the rate of 20 percent for each year following the effective date of the Participant's initial Award under this Plan during which the Participant remains in the continuous employ of the Company or a Subsidiary; provided, however, a Participant's interest in his VAP Account shall vest 100 percent in the event
(i) of such Participant's death or Disability while employed by the Company or a Subsidiary, (ii) such Participant remains in the continuous employ of the Company or a Subsidiary through December 31, 2009, or (iii) of such Participant's termination of employment with the Company or Subsidiary at or after age 55 with at least 10 years of service or at or after age 65 (i.e., retirement). Notwithstanding the foregoing, all payments under this Plan must be approved by the Committee (even after vesting). Subject to the provisions of
Section 5.2(f) and Section 5.3, the vested amounts in a Participant's VAP Account, including any Award for the year 2009, shall be payable as soon as practicable following approval thereof by the Committee and following the earlier to occur of:

          (i)  December 31, 2009;


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          (ii) the date of a Participant's Separation From Service for death,
               Disability or retirement (as defined above); provided, however, that if the Participant is a Key Employee, such payment shall be delayed for a period of six months following retirement (with interest continuing to accrue until the actual payment date); or

          (iii) the termination of this Plan pursuant to Section 9, to the extent permitted by Code Section 409A.

Notwithstanding the foregoing, the Committee may vest a Participant whose employment otherwise terminates in such amounts, up to 100 percent of his VAP Account, as the Committee may in its sole discretion determine; provided that such vesting shall not result in the acceleration of the payment thereof to a date earlier than the dates specified above.

     (b) In the event that all or any portion of a Participant's VAP Account does not vest pursuant to Section 5.2(a), the VAP Amount represented thereby shall terminate and be forfeited.

     (c) As soon as practicable following Committee approval following the payment dates specified above, the Company or Subsidiary shall deliver to the Participant or, if applicable, his designated beneficiaries (or, if none, his estate) a check in full payment of the amount represented by the Participant's vested interest in his VAP Account. The employer by which the Participant was last employed prior to the payment date of an Award shall be liable for the payment of such Award to or on behalf of such Participant, but such employer's liability shall be limited to its proportionate share of such amount, as hereinafter provided. If the Award(s) payable to or on behalf of a Participant are based on the Participant's employment with more than one employer, the liability for such Awards shall be shared by all such employers (by reimbursement to the employer making such payment(s)) as determined by the Company (taking into consideration the Participant's service and compensation paid by each such employer) and as will permit the deduction (for purposes of federal and foreign income tax) by each such employer of its portion of the payments made and to be made hereunder. Expenses of


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administering the Plan shall be paid by the Company and the Subsidiaries, as directed by the Company.

     (d) The amounts payable under this Plan shall be calculated as of a valuation date determined by the Committee, and in the absence of such determination, shall be calculated based on the value of the VAP Account as of the December 31 coincident with or immediately preceding the date of payment.

     (e) There shall be deducted from each payment the amount of any tax required by any governmental authority to be withheld and paid by the Company or Subsidiary to such governmental authority for the account of the person entitled to such payment.

     (f) At any time a Participant may request in writing that the Committee permit the Participant to exercise and receive payment of an amount up to his then vested interest in his VAP Account if such funds are needed because of an Unforeseeable Emergency; provided, however, that such payment shall be permitted only to the extent the amount does not exceed the amount reasonably necessary to satisfy the emergency need (plus an amount necessary to pay taxes and penalties reasonably anticipated as a result of the distribution) (or, if less, 40% of the Participant's vested interest in his VAP Account). Such payments may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship).

     5.3 Forfeiture of VAP Amounts. Notwithstanding anything to the contrary contained in this Plan, (a) in the event a Participant shall intentionally commit an act materially adverse to the interests of the Company or a Subsidiary, and the Board of Directors of the Company or the Committee shall so find, his Award shall be deemed to have terminated at the time of such act


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and his interest in his VAP Account shall immediately be terminated and forfeited and (b) the Committee shall have the sole and absolute discretion to reduce a Participant's vested interest in his VAP Account, in the event that the Committee determines that an adjustment is required to be made under Section 8(e) hereof (provided, however, that the Committee shall not have the discretion to reduce the amount of any amount that was previously paid to a Participant hereunder).

6.   ASSIGNABILITY

     No Award to an employee under this Plan shall be transferable by him for any reason whatsoever; provided, however, that the right to the proceeds of an Award which are payable upon vesting pursuant to Section 5.2 may be transferred by will or the laws of descent and distribution.

7.   VAP ACCOUNTS

     The Company shall maintain an account ("VAP Account") on its books and records in the name of each Participant to reflect the Participant's interest under this Plan. The VAP Account of each Participant shall be adjusted in accordance with the provisions of Sections 5 and 8 hereof. Each Participant's VAP Account also shall be credited with earnings as determined in accordance with provisions of this Section 7 and shall be debited for any distributions made to the Participant from his VAP Account.

     As of the end of each calendar year, each Participant's VAP Account shall be credited with an amount determined by multiplying the Participant's average VAP Account balance during such year by the average monthly rate during such year for 10-year U.S. Treasury Bonds. In the event that a Participant terminates employment prior to the end of a calendar year and becomes entitled to a payment of his VAP Account hereunder, the Participant's VAP Account


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shall be credited with a pro-rata share of earnings, based on the portion of the year prior to the payment date.

     The Treasurer of the Company (or his delegate) shall keep an accurate record of the amounts credited or debited to each Participant's VAP Account and, as of December 31 of each year, shall deliver to each Participant a written statement showing the credits and debits made during the year to this VAP Account and the accumulated balance thereof.

8.   CALCULATION OF VALUE APPRECIATION; ADJUSTMENTS OF VAP AMOUNTS

     Value Appreciation and all VAP Amounts to be credited to a Participant's VAP Account under this Plan shall be determined based on the actual performance of Current Projects and on the acquisition and actual performance of New Projects as hereinafter described. Following the acquisition of New Projects, the VAP Targets for New Projects shall be included in the VAP Goals for Current and New Projects.

     (a) Annual Value Appreciation of Current and New Projects

          As of December 31 of each year, the amount to be credited to a Participant's VAP Account based on the annual Value Appreciation of all Current and New Projects shall be determined as follows:

     VAP AMOUNT FOR ANNUAL VALUE APPRECIATION OF ALL CURRENT AND NEW PROJECTS = VAP MULTIPLIER X 30% X VAP TARGET AMOUNT

where

     VAP MULTIPLIER = 4 X VAP RATIO -3

where

     VAP RATIO = TOTAL ACTUAL ANNUAL VALUE APPRECIATION OF ALL CURRENT
                                    AND NEW PROJECTS
                 -----------------------------------------------------
                    TOTAL ANNUAL VAP GOAL OF ALL CURRENT PROJECTS
                       (INCLUDING VAP TARGETS FOR NEW PROJECTS)


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          However, if the VAP Multiplier calculated above is less than 0, it shall be 0, and if greater than 2.00, it shall be 2.00. See Exhibit I hereto.

     (b) Cumulative Value Appreciation of Current and New Projects.

     As of December 31 of each year, the amount to be credited to a Participant's VAP Account based on the cumulative Value Appreciation of all Current and New Projects from the beginning of the Plan Term (or from the beginning of a Participant's participation in this Plan, in the case of a Participant whose initial Award is effective after January 1, 2000) shall be determined as follows:

     VAP AMOUNT FOR CUMULATIVE VALUE APPRECIATION OF ALL CURRENT
        AND NEW PROJECTS
     = VAP MULTIPLIER X 30% X VAP TARGET AMOUNT

where

     VAP MULTIPLIER = 4 X VAP RATIO -3

where

     VAP RATIO = ACTUAL CUMULATIVE VALUE APPRECIATION OF ALL CURRENT
                                    AND NEW PROJECTS
                 ---------------------------------------------------
                     CUMULATIVE VAP GOAL OF ALL CURRENT PROJECTS
                       (INCLUDING VAP TARGETS FOR NEW PROJECTS)

          However, if the VAP Multiplier calculated above is less than 0, it shall be 0, and if greater than 2.00, it shall be 2.00. See Exhibit I hereto.

     (c)  VAP Amounts for the Acquisition of New Projects

          The acquisition of a New Project for purposes of this Plan shall be determined by the Committee. The amount to be credited to a Participant's VAP Account for the Acquisition of a New Project shall be determined as follows:

     VAP AMOUNT FOR THE ACQUISITION OF NEW PROJECTS
     = VAP MULTIPLIER X 40% X VAP TARGET AMOUNT X 10

where

     VAP MULTIPLIER =  A
                      ---
                       B

where


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     A = THE PRESENT VALUE OF THE EXPECTED CUMULATIVE VALUE
         APPRECIATION OF ALL NEW PROJECTS FOR THE ACTUAL EXPECTED TERM(S) OF THE NEW PROJECT(S) BASED ON A DISCOUNT FACTOR OF 10%, AND

     B = THE TOTAL VAP GOAL FOR NEW PROJECTS OVER THE PLAN TERM AS DETERMINED
         BY THE COMMITTEE.

          The expected cumulative Value Appreciation for each New Project shall be reviewed from time to time and the VAP Amount for the Acquisition of the New Projects shall be adjusted, as appropriate (including, without limitation, adjustments for amounts previously credited to the VAP Account). Any earnings on such VAP Amount during the period between reviews shall not be adjusted.

     (d)  Total VAP Amount for Current and New Projects

          The total VAP Amount to be credited to each Participant's VAP Account shall be determined as of December 31 of each year by adding the VAP amounts for Current and New Projects (as determined under Section 8(a) and 8(b)) to the VAP Amounts for the Acquisition of New Projects (as determined under Section 8(c)).

     (e)  Committee Discretion

          Notwithstanding the provisions of this Plan, the Committee, in its sole discretion, may make equitable adjustments by increasing or decreasing the VAP Amount to be credited (or that was previously credited) to a Participant's VAP Account or may approve an Award where one otherwise would not be made.

9.   AMENDMENT AND TERMINATION

     (a) The Committee or the Board of Directors of the Company, in its sole and absolute discretion, may alter or amend this Plan from time to time; provided, however, that no such amendment shall, without the consent of a Participant, affect the Participant's rights in/the amount of any outstanding Award of such Participant.


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     (b) The Committee or the Board of Directors of the Company, in its sole and absolute discretion, may terminate this Plan in its entirety at any time; provided that, except as provided in this Subsection, no such termination shall, without the consent of a Participant, affect the Participant's rights in/the amount of any outstanding Award of such Participant. Upon any termination of the Plan, all outstanding Awards shall be immediately 100% vested. Except as otherwise provided in an amendment to the Plan, all Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. Notwithstanding the foregoing, upon a complete termination of the Plan, the Committee or the Board of Directors of the Company, in its sole and absolute discretion, shall have the right to change the time of distribution of Participants' Awards under the Plan, including requiring that all such Awards Units be immediately distributed; provided such action does not otherwise violate the requirements of Code Section 409A.

     (c) Any amendment or termination of the Plan shall be in the form of a written instrument executed by an officer of the Company on the order of the Committee or the Board of Directors of the Company. Such amendment or termination shall become effective as of the date specified in the instrument or, if no such date is specified, on the date of its execution.

10.  GENERAL PROVISIONS

     Neither the adoption or operation of this Plan, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefore to the same extent as the Company or a Subsidiary might have done if this Plan had not been adopted.


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     The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas, except when pre-empted by Federal law.

     If an Award is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Award to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Award. Such distribution shall completely discharge the Company and the Subsidiaries from all liability with respect to such Award.

     No trust has been created by the Company or any Subsidiary for the payment of VAP Amounts granted under this Plan; nor have the Participants been granted any lien on any assets of the Company or any Subsidiary to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company, and the Participants hereunder are unsecured creditors of the Company.

     Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include with its meaning the plural, and vise versa.

11.  EFFECTIVE DATE

     The original effective date of this Plan was January 1, 2000.


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

                                    EXHIBIT I

                                       TO

                       THE NORTH AMERICAN COAL CORPORATION

                             VALUE APPRECIATION PLAN

VAP RATIO   VAP MULTIPLIER
---------   --------------
  0.00            0.0
  0.75            0.0
  0.85            0.4
  0.95            0.8
  1.00            1.0
  1.05            1.2
  1.15            1.6
  1.25            2.0
  1.50            2.0


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